Exhibit 99.1

Susquehanna Bancshares, Inc. Announces Second Quarter 2010 Results

LITITZ, Pa.--(BUSINESS WIRE)--July 28, 2010--Susquehanna Bancshares, Inc. (Susquehanna) (NASDAQ: SUSQ) today announced net loss applicable to common shareholders for the second quarter ended June 30, 2010 was ($1.4) million, or ($0.01) per diluted share, compared to ($11.9) million for the second quarter of 2009, or ($0.14) per diluted share. Net income for the first six months of 2010 was $2.0 million, or $0.02 per diluted share, compared to net loss of ($10.1) million or ($0.12) per diluted share for the first half of 2009. Preferred stock dividends and accretion in the second quarter of 2010 included a $4.8 million after-tax charge related to the redemption of $200 million in preferred stock from the U.S. Treasury Capital Purchase Program in April 2010.

Second Quarter Financial Results:

  Net loans and leases decreased 1% to $9.8 billion from June 30, 2009.
    Real estate secured-residential loans increased 13% from June 30, 2009.
    Real estate secured-commercial loans increased 2% from June 30, 2009.
    Real estate-construction loans decreased 26% from June 30 2009.
    Leases decreased 4% from June 30, 2009.
  Total deposits increased 2% to $9.2 billion from June 30, 2009.
    Non-interest bearing demand deposits increased 5% from June 30, 2009.
    Interest-bearing demand deposits increased 23% from June 30, 2009.
    Savings deposits increased 4% from June 30, 2009.
    Time deposits decreased 14% from June 30, 2009.
  Net interest margin for the quarter increased 17 basis points to 3.69% compared to 3.52% for the second quarter of 2009.
  Net charge-offs as a percentage of average loans and leases for the second quarter of 2010 were 1.46% compared to 1.01% for the second quarter of 2009. Non-performing assets as a percentage of loans, leases and other real estate owned were 2.60% at June 30, 2010 compared to 2.26% at June 30, 2009.
  Common equity was $2.0 billion, or $15.38 per common share, at June 30, 2010 compared to $1.7 billion, or $19.21 per common share, at June 30, 2009.
  Susquehanna’s regulatory capital ratios are as follows:
	At June 30, 2010	Well-Capitalized Threshold
Tangible Common Ratio(1)	7.64%	N/A
Tier 1 Common Ratio	9.24%	N/A
Leverage Ratio	11.02%	5.0%
Tier 1 Capital Ratio	13.16%	6.0%
Total Risk-Based Capital Ratio	15.50%	10.0%
  Return on average assets and average tangible equity(2) for the second quarter ended June 30, 2010 finished at 0.16% and 2.57%, respectively. This compared to results of (0.23%) and (2.76%) for the same measurements, respectively, for the second quarter of 2009.

(1)Includes deferred tax liability associated with intangibles of $42.3 million.

(2)A non-GAAP-based financial measure. The most comparable GAAP-based measurement for return on average tangible equity is return on average equity. A reconciliation of the differences between non-GAAP-based and GAAP-based measurements can be found at the end of this release under the heading "Supplemental Reporting of Non-GAAP-Based Financial Measures – Return on Average Tangible Equity."

Linked Quarter Results (Second Quarter 2010 vs. First Quarter 2010)

  Net loans and leases decreased 2% from March 31, 2010.
    Real estate secured–residential loans increased 1% from March 31, 2010.
    Real estate secured–commercial loans remained flat from March 31, 2010.
    Real estate construction loans decreased 13% from March 31, 2010.
    Leases decreased 5% from March 31, 2010.
  Total deposits decreased 2% from March 31, 2010.
    Non-interest bearing demand deposits increased 3% from March 31, 2010.
    Interest-bearing demand deposits remained flat from March 31, 2010.
    Savings deposits increased 1% from March 31, 2010.
    Time deposits decreased 5% from March 31, 2010.
  Net interest margin decreased 11 basis points to 3.69% compared to 3.80% for the first quarter of 2010.
  Net charge-offs as a percentage of average loans and leases decreased 10 basis points to 1.46% compared to the first quarter of 2010. Non-performing assets as a percentage of loans, leases and other real estate owned decreased 9 basis points to 2.60% at June 30, 2010.

“Although a one-time charge stemming from our redemption of preferred stock from the Capital Purchase Program affected income available to common shareholders, we were pleased to see improvement in all major components of our income statement,” said William J. Reuter, Chairman and Chief Executive Officer of Susquehanna. “Net interest income for the quarter was up 6% and non-interest income was up almost 10%, compared with the same period last year. We also did a good job at cost control, with non-interest expense reduced by about 7%.”

“Looking at changes in credit quality, we do see initial signs of stabilization,” Reuter said. “Our net charge-offs, non-performing assets and provision for loan and lease losses were all lower in second-quarter 2010 than they were in the first quarter, which consequently reduced our non-performing asset generation from $63.1 million in the first quarter of 2010 to $22.4 million in the second quarter of 2010. This represents the lowest level of non-performing asset generation since the second quarter of 2008. While we are still cautious, given the unsteady pace of economic recovery, it is good to see our numbers begin to trend in this direction.”

Susquehanna will broadcast its second quarter 2010 results conference call over the Internet on July 29, 2010 at 11:00 a.m. Eastern time. The conference call will include management’s discussion of second quarter 2010 results. The discussion may also include forward-looking information and financial goals. Investors will have the opportunity to listen to the conference call through a live broadcast on Susquehanna’s Web site. The event may be accessed by selecting "Investor Relations" near the top right of the home page then “Overview” and clicking on the second quarter webcast link. To listen to the live call, please go to the Web site at least fifteen minutes prior to the scheduled start time to download and install any necessary audio software. For those who are unable to listen to the live broadcast, an archived replay and podcast will be available on the Web site shortly after the call concludes.

Susquehanna Bancshares, Inc. is a financial services holding company with assets of approximately $14 billion. Headquartered in Lititz, Pa., the company provides banking and financial services at more than 220 branch locations in the mid-Atlantic region. Through Susquehanna Wealth Management, the company offers investment, fiduciary, brokerage, insurance, retirement planning, and private banking services, with approximately $6 billion in assets under management and administration. Susquehanna also operates an insurance brokerage and employee benefits company, a commercial finance company and a vehicle leasing company. Investor information may be requested on Susquehanna’s Web site at www.susquehanna.net.

This press release contains certain financial information determined by methods other than in accordance with GAAP. Susquehanna’s management uses these non-GAAP measures in its analysis of the company’s performance. These non-GAAP financial measures require management to make judgments about the exclusion of certain items, and if different judgments were made, the amounts reported would be different. These measures typically exclude the effects of intangibles and related amortization and include the tax benefit associated with revenue items that are tax-exempt. Disclosures regarding these non-GAAP financial measures are included in the accompanying financial information.

The presentation of these non-GAAP financial measures is intended to supplement investors’ understanding of Susquehanna’s core business activities. These non-GAAP disclosures should not be viewed as a substitute for operating results determined in accordance with GAAP, nor are they necessarily comparable to non-GAAP performance measures which may be presented by other companies.

Susquehanna Bancshares, Inc.
P.O. Box 1000
Lititz, PA 17543

SUMMARY FINANCIAL INFORMATION
(Dollars in thousands, except per common share data)

			Six Months
	2Q10	2Q09	2010	2009
Balance Sheet (EOP)
Investments	$2,149,118	$1,789,267	$2,149,118	$1,789,267
Loans and leases	9,787,056	9,916,618	9,787,056	9,916,618
Allowance for loan & lease losses (ALLL)	185,795	157,517	185,795	157,517
Total assets	13,891,533	13,872,483	13,891,533	13,872,483
Deposits	9,169,947	9,025,949	9,169,947	9,025,949
Short-term borrowings	619,439	1,151,312	619,439	1,151,312
Federal Home Loan Bank borrowings	967,674	1,049,943	967,674	1,049,943
Other long-term debt	721,607	448,333	721,607	448,333
Shareholders' equity	2,092,451	1,949,839	2,092,451	1,949,839

Stated book value per common share	15.38	19.21	15.38	19.21
Tangible book value per common share	7.23	6.85	7.23	6.85

Average Balance Sheet
Investments	$1,909,824	$1,863,166	$1,876,286	$1,906,124
Loans and leases	9,880,151	9,822,447	9,936,679	9,749,251
Total earning assets	11,885,934	11,791,620	11,901,455	11,769,644
Total assets	13,827,455	13,720,536	13,815,799	13,694,686
Deposits	9,214,041	9,075,194	9,141,779	9,108,806
Other short-term borrowings	503,082	931,512	659,370	883,222
FHLB borrowings	1,024,326	1,053,123	1,000,170	1,053,624
Other long-term debt	726,994	448,568	710,689	448,194
Shareholders' equity	2,137,674	1,949,245	2,082,539	1,946,279

Income Statement
Net interest income	$106,231	$100,105	$214,522	$195,374
Provision for loan and lease losses	43,000	50,000	88,000	85,000
Noninterest income	38,271	34,797	76,953	77,017
Noninterest expense	96,163	103,157	190,467	197,983
Income (loss) before taxes	5,339	(18,255)	13,008	(10,592)
Provision for (benefit from) income taxes	(52)	(10,478)	114	(8,840)
Net income (loss)	5,391	(7,777)	12,894	(1,752)
Net (loss) income applicable to common shareholders	(1,363)	(11,942)	1,952	(10,081)
Basic earnings per common share	(0.01)	(0.14)	0.02	(0.12)
Diluted earnings per common share	(0.01)	(0.14)	0.02	(0.12)
Cash dividends paid per common share	0.01	0.05	0.02	0.31

Asset Quality
Net charge-offs (NCOs)	$36,024	$24,647	$74,573	$41,232

Nonaccrual loans & leases	$237,378	$199,354	$237,378	$199,354
OREO	17,379	25,809	17,379	25,809
Total nonperforming assets (NPAs)	$254,757	$225,163	$254,757	$225,163

Restructured loans	$79,595	$30,799	$79,595	$30,799
Loans & leases 90 days past due	13,039	24,263	13,039	24,263

Susquehanna Bancshares, Inc.
P.O. Box 1000
Lititz, PA 17543

RATIO ANALYSIS	2Q10	2Q09	2010	2009

Credit Quality
NCOs / Average loans & leases	1.46%	1.01%	1.51%	0.85%
NPAs / Loans & leases & OREO	2.60%	2.26%	2.60%	2.26%
ALLL / Nonaccrual loans & leases	78.27%	79.01%	78.27%	79.01%
ALLL / Total loans & leases	1.90%	1.59%	1.90%	1.59%

Capital Adequacy
Equity / Assets	15.06%	14.06%	15.06%	14.06%
Long-term debt / Equity	34.49%	22.99%	34.49%	22.99%

Profitability
Return on average assets	0.16%	-0.23%	0.19%	-0.03%
Return on average equity	1.01%	-1.60%	1.25%	-0.18%
Return on average tangible equity (1)	2.57%	-2.76%	3.15%	0.39%
Net interest margin	3.69%	3.52%	3.75%	3.46%
Efficiency ratio	65.09%	74.64%	63.89%	70.97%

(1)Supplemental Reporting of Non-GAAP-based Financial Measures-Return on average tangible equity

Return on average tangible equity is a non-GAAP-based financial measure calculated using non-GAAP-based amounts. The most directly comparable measure is return on average equity which is calculated using GAAP-based amounts. We calculate return on average tangible equity by excluding the balance of intangible assets and their related amortization expense from our calculation of return on average equity. Management uses the return on average tangible equity in order to review our core operating results. Management believes that this is a better measure of our performance. In addition, this is consistent with the treatment by bank regulatory agencies, which excludes goodwill and other intangible assets from the calculation of risk-based capital ratios. A reconciliation of return on average equity to return on average tangible equity is set forth below.

	2Q10	2Q09	2010	2009
Return on average equity (GAAP basis)	1.01%	-1.60%	1.25%	-0.18%
Effect of excluding average intangible assets and related amortization	1.56%	-1.16%	1.90%	0.57%
Return on average tangible equity	2.57%	-2.76%	3.15%	0.39%

Susquehanna Bancshares, Inc.
P.O. Box 1000
Lititz, PA 17543

CONSOLIDATED BALANCE SHEETS (UNAUDITED)

	June 30,	December 31,	June 30,
	2010	2009	2009
	(in thousands, except share data)
Assets
Cash and due from banks	$200,520	$203,240	$336,074
Unrestricted short-term investments	120,021	87,966	93,449
Cash and cash equivalents	320,541	291,206	429,523

Interest-bearing deposits held by consolidated variable interest entities that can be used only to settle obligations of the consolidated variable interest entities	6,062	0	0
Restricted short-term investments	100	154	50
Securities available for sale	2,140,318	1,866,346	1,780,226
Securities held to maturity (fair values approximate $8,800, $8,921, and $9,041)	8,800	8,921	9,041
Loans and leases, net of unearned income	9,555,737	9,827,279	9,916,618
Loans held by consolidated variable interest entities that can be used only to settle obligations of the consolidated variable interest entities	231,319	0	0
Less: Allowance for loan and lease losses	185,795	172,368	157,517
Net loans and leases	9,601,261	9,654,911	9,759,101
Premises and equipment, net	163,183	165,529	171,351
Foreclosed assets	17,379	24,292	25,809
Accrued income receivable	35,142	36,127	39,695
Bank-owned life insurance	352,010	355,373	356,199
Goodwill	1,018,031	1,018,031	1,018,031
Intangible assets with finite lives	38,770	43,513	48,741
Other assets	189,936	224,859	234,716
Total assets	$13,891,533	$13,689,262	$13,872,483

Liabilities and Shareholders' Equity
Deposits:
Demand	$1,321,411	$1,261,208	$1,253,124
Interest-bearing demand	3,481,397	3,262,812	2,831,315
Savings	778,600	743,687	746,164
Time	2,390,652	2,540,805	2,887,967
Time of $100 or more	1,197,887	1,165,851	1,307,379
Total deposits	9,169,947	8,974,363	9,025,949
Federal Home Loan Bank short-term borrowings	0	100,000	0
Other short-term borrowings	619,439	1,040,703	1,151,312
Federal Home Loan Bank long-term borrowings	967,674	923,817	1,049,943
Other long-term debt	176,042	176,050	176,274
Junior subordinated debentures	322,605	272,324	272,059
Long-term debt of consolidated variable interest entities for which creditors do not have recourse to Susquehanna's general credit	222,960	0	0
Accrued interest, taxes, and expenses payable	49,902	47,688	59,497
Deferred taxes	56,783	87,981	92,234
Other liabilities	213,730	85,255	95,376
Total liabilities	11,799,082	11,708,181	11,922,644

Shareholders' equity:
Preferred stock, $1,000 liquidation value, 5,000,000 shares authorized. Issued: 100,000 at June 30, 2010; 300,000 at December 31, 2009 and June 30, 2009	97,745	292,359	291,529
Common stock, $2.00 par value, 200,000,000 shares authorized; Issued: 129,694,801 at June 30, 2010; 86,473,612 at December 31, 2009; and 86,325,977 at June 30, 2009	259,390	172,947	172,652
Additional paid-in capital	1,299,498	1,057,305	1,056,298
Retained earnings	470,874	478,167	477,250
Accumulated other comprehensive loss, net of taxes of $19,470; $10,606; and $25,787, respectively	(35,056)	(19,697)	(47,890)
Total shareholders' equity	2,092,451	1,981,081	1,949,839
Total liabilities and shareholders' equity	$13,891,533	$13,689,262	$13,872,483

Susquehanna Bancshares, Inc.
P.O. Box 1000
Lititz, PA 17543

CONSOLIDATED STATEMENTS OF INCOME (UNAUDITED)
	Three Months Ended		Six Months Ended
	June 30,		June 30,
	2010	2009	2010	2009
	(in thousands, except per share data)
Interest Income:
Loans and leases, including fees	$136,252	$138,731	$272,481	$275,750
Securities:
Taxable	13,458	17,951	27,487	37,571
Tax-exempt	3,371	3,736	7,061	7,420
Dividends	962	989	1,937	1,950
Short-term investments	39	188	73	475
Total interest income	154,082	161,595	309,039	323,166
Interest Expense:
Deposits:
Interest-bearing demand and savings	5,980	6,173	11,691	13,711
Time	21,072	36,241	43,794	75,938
Federal Home Loan Bank short-term borrowings	0	0	38	0
Other short-term borrowings	536	1,070	1,295	2,135
Federal Home LoanBank long-term borrowings	11,098	10,093	20,696	20,153
Other long-term debt	9,165	7,913	17,003	15,855
Total interest expense	47,851	61,490	94,517	127,792
Net interest income	106,231	100,105	214,522	195,374
Provision for loan and lease losses	43,000	50,000	88,000	85,000
Net interest income, after provision for loan and lease losses	63,231	50,105	126,522	110,374
Noninterest Income:
Service charges on deposit accounts	8,886	9,402	16,955	18,951
Vehicle origination and servicing fees	1,887	1,701	3,484	3,787
Asset management fees	7,513	6,217	14,626	12,187
Income from fiduciary-related activities	1,787	1,742	3,591	3,468
Commissions on brokerage, life insurance and annuity sales	2,000	1,886	3,660	3,559
Commissions on property and casualty insurance sales	2,879	2,968	6,281	6,785
Income from bank-owned life insurance	1,341	1,146	2,631	2,782
Net gain on sale of loans and leases	2,766	3,302	4,733	4,999
Net realized gain on sales of securities	4,299	327	10,892	352
Total other-than-temporary impairment losses	(3,566)	(937)	(4,123)	(937)
Portion of loss recognized in other comprehensive income (before taxes)	1,386	0	1,386	0
Net impairment losses recognized in earnings	(2,180)	(937)	(2,737)	(937)
Other	7,093	7,043	12,837	21,084
Total noninterest income	38,271	34,797	76,953	77,017
Noninterest Expenses:
Salaries and employee benefits	49,259	49,515	97,394	97,079
Occupancy	8,510	9,575	18,351	19,063
Furniture and equipment	3,409	3,591	7,086	7,342
Advertising and marketing	3,115	2,395	5,896	4,590
FDIC insurance	4,575	9,947	8,784	15,991
Amortization of intangible assets	2,360	2,648	4,743	5,303
Vehicle lease disposal	3,844	3,548	7,171	6,526
Other	21,091	21,938	41,042	42,089
Total noninterest expenses	96,163	103,157	190,467	197,983
Income (loss) before income taxes	5,339	(18,255)	13,008	(10,592)
Provision for (benefit from) income taxes	(52)	(10,478)	114	(8,840)
Net Income (Loss)	5,391	(7,777)	12,894	(1,752)
Preferred stock dividends and accretion	6,754	4,165	10,942	8,329
Net (Loss) Income Applicable to Common Shareholders	($1,363)	($11,942)	$1,952	($10,081)
Earnings per common share:
Basic	($0.01)	($0.14)	$0.02	($0.12)
Diluted	($0.01)	($0.14)	$0.02	($0.12)
Cash dividends per common share	$0.01	$0.05	$0.02	$0.31
Average common shares outstanding:
Basic	129,630	86,213	112,207	86,183
Diluted	129,630	86,213	112,233	86,183

Susquehanna Bancshares, Inc.
P.O. Box 1000
Lititz, PA 17543

DISTRIBUTION OF ASSETS, LIABILITIES AND SHAREHOLDERS' EQUITY

Interest rates and interest differential-taxable equivalent basis

	For the Three-month Period Ended			For the Three-month Period Ended
	June 30, 2010			June 30, 2009
(Dollars in thousands)	Average Balance	Interest	Rate (%)	Average Balance	Interest	Rate (%)
Assets
Short-term investments	$95,959	$39	0.16	$106,007	$188	0.71
Investment securities:
Taxable	1,579,983	14,420	3.66	1,515,498	18,940	5.01
Tax-advantaged	329,841	5,187	6.31	347,668	5,751	6.63

Total investment securities	1,909,824	19,607	4.12	1,863,166	24,691	5.32
Loans and leases, (net):
Taxable	9,618,981	133,599	5.57	9,602,816	136,322	5.69
Tax-advantaged	261,170	4,082	6.27	219,631	3,706	6.77

Total loans and leases	9,880,151	137,681	5.59	9,822,447	140,028	5.72

Total interest-earning assets	11,885,934	157,327	5.31	11,791,620	164,907	5.61
Allowance for loan and lease losses	(182,985)			(132,740)
Other non-earning assets	2,124,506			2,061,656

Total assets	$13,827,455			$13,720,536

Liabilities
Deposits:
Interest-bearing demand	$3,445,011	5,679	0.66	$2,825,359	5,785	0.82
Savings	778,373	301	0.16	742,607	388	0.21
Time	3,699,050	21,072	2.28	4,281,599	36,241	3.40
Short-term borrowings	503,082	536	0.43	931,512	1,070	0.46
FHLB borrowings	1,024,326	11,098	4.35	1,053,123	10,093	3.84
Long-term debt	726,994	9,165	5.06	448,568	7,913	7.08

Total interest-bearing liabilities	10,176,836	47,851	1.89	10,282,768	61,490	2.40
Demand deposits	1,291,607			1,225,629
Other liabilities	221,338			262,894

Total liabilities	11,689,781			11,771,291

Equity	2,137,674			1,949,245

Total liabilities & shareholders' equity	$13,827,455			$13,720,536

Net interest income / yield on average earning assets		$109,476	3.69		$103,417	3.52

1.	Average loan balances include non accrual loans.
2.	Tax-exempt income has been adjusted to a tax-equivalent basis using a marginal tax rate of 35%.
3.

For presentation in this table, average balances and the corresponding average rates for investment securities are based upon historical cost, adjusted for amortization of premiums and accretion of discounts.

Susquehanna Bancshares, Inc.
P.O. Box 1000
Lititz, PA 17543

DISTRIBUTION OF ASSETS, LIABILITIES AND SHAREHOLDERS' EQUITY

Interest rates and interest differential-taxable equivalent basis

	For the Six-month Period Ended			For the Six-month Period Ended
	June 30, 2010			June 30, 2009
(Dollars in thousands)	Average Balance	Interest	Rate (%)	Average Balance	Interest	Rate (%)
Assets
Short-term investments	$88,490	$73	0.17	$114,269	$475	0.84
Investment securities:
Taxable	1,539,668	29,424	3.85	1,560,947	39,522	5.11
Tax-advantaged	336,618	10,863	6.51	345,177	11,415	6.67

Total investment securities	1,876,286	40,287	4.33	1,906,124	50,937	5.39
Loans and leases, (net):
Taxable	9,676,952	267,226	5.57	9,529,093	270,979	5.73
Tax-advantaged	259,727	8,085	6.28	220,158	7,340	6.72

Total loans and leases	9,936,679	275,311	5.59	9,749,251	278,319	5.76

Total interest-earning assets	11,901,455	315,671	5.35	11,769,644	329,731	5.65
Allowance for loan and lease losses	(178,960)			(125,413)
Other non-earning assets	2,093,304			2,050,455

Total assets	$13,815,799			$13,694,686

Liabilities
Deposits:
Interest-bearing demand	$3,399,548	11,104	0.66	$2,750,482	12,603	0.92
Savings	764,728	587	0.15	725,683	1,108	0.31
Time	3,719,618	43,794	2.37	4,424,441	75,938	3.46
Short-term borrowings	659,370	1,295	0.40	883,222	2,135	0.49
FHLB borrowings	1,000,170	20,734	4.18	1,053,624	20,153	3.86
Long-term debt	710,689	17,003	4.82	448,194	15,855	7.13

Total interest-bearing liabilities	10,254,123	94,517	1.86	10,285,646	127,792	2.51
Demand deposits	1,257,885			1,208,200
Other liabilities	221,252			254,561

Total liabilities	11,733,260			11,748,407

Equity	2,082,539			1,946,279

Total liabilities & shareholders' equity	$13,815,799			$13,694,686

Net interest income / yield on average earning assets		$221,154	3.75		$201,939	3.46

1.	Average loan balances include non accrual loans.
2.	Tax-exempt income has been adjusted to a tax-equivalent basis using a marginal tax rate of 35%.
3.

For presentation in this table, average balances and the corresponding average rates for investment securities are based upon historical cost, adjusted for amortization of premiums and accretion of discounts.

Susquehanna Bancshares, Inc.
Loans and Leases
(Dollars in thousands)

	Total Loans and Leases
	06/30/10		12/31/09		06/30/09
Commercial, financial, and agricultural	$1,891,349		$2,050,110		$2,138,732
Real estate - construction	947,073		1,114,709		1,282,201
Real estate secured - residential	2,646,699		2,369,380		2,344,976
Real estate secured - commercial	3,042,460		3,060,331		2,977,682
Consumer	548,453		482,266		433,511
Leases	711,022		750,483		739,516
Total loans and leases	$9,787,056		$9,827,279		$9,916,618

	Nonaccrual Loans and Leases
	06/30/10	03/31/10	12/31/09	09/30/09	06/30/09
Commercial, financial, and agricultural	$24,917	$23,009	$20,282	$18,064	$21,814
Real estate - construction	89,476	97,234	97,717	102,667	94,798
Real estate secured - residential	48,213	52,749	37,254	35,752	30,650
Real estate secured - commercial	70,785	70,635	59,181	60,387	49,710
Consumer	4	24	27	32	127
Leases	3,983	4,012	5,093	8,441	2,255
Total nonaccrual loans and leases	$237,378	$247,663	$219,554	$225,343	$199,354

	Restructured Loans
	06/30/10	03/31/10	12/31/09	09/30/09	06/30/09
Commercial, financial, and agricultural	$15,391	$15,042	$8,512	$3,455	$5,065
Real estate - construction	4,149	3,792	2,900	0	8,456
Real estate secured - residential	7,625	5,419	203	203	1,031
Real estate secured - commercial	51,823	30,785	46,629	28,530	16,247
Consumer	607	0	0	0	0
Total restructured loans	$79,595	$55,038	$58,244	$32,188	$30,799

	Net Charge-offs
	2Q 2010	1Q 2010	4Q 2009	3Q 2009	2Q 2009
Commercial, financial, and agricultural	$7,701	$3,792	$11,210	$7,940	$5,601
Real estate - construction	11,798	11,313	22,893	21,319	13,312
Real estate secured - residential	3,062	5,983	2,294	1,816	999
Real estate secured - commercial	10,531	14,530	8,691	3,870	2,834
Consumer	771	622	842	401	264
Leases	2,161	2,309	5,272	1,601	1,637
Total net charge-offs	$36,024	$38,549	$51,202	$36,947	$24,647

CONTACT:
Susquehanna Bancshares, Inc.
Abram G. Koser, Vice President, Investor Relations
(717) 625-6305, ir@susquehanna.net